Exhibit 11

                     COMPUTATION OF PER SHARE EARNINGS

     The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's Cafeterias, Inc. for the three and nine months ended May 31, 1998 and 1997.

Three months ended May 31, 1998:
   23,270,675 x shares outstanding for 92 days            2,140,902,100
   Divided by number of days in the period                           92
                                                          _____________
                                                             23,270,675

Nine months ended May 31, 1998:
   23,266,374 x shares outstanding for  18 days              418,794,732
   23,266,921 x shares outstanding for  17 days              395,537,657
   23,268,328 x shares outstanding for   9 days              209,414,952
   23,270,675 x shares outstanding for 229 days            5,328,984,575
                                                           _____________
                                                           6,352,731,916
   Divided by number of days in the period                           273
                                                           _____________
                                                              23,270,080


Three months ended May 31, 1997:
   23,410,574 x shares outstanding for 31 days               725,727,794
   23,406,574 x shares outstanding for 30 days               702,197,220
   23,280,909 x shares outstanding for 31 days               721,708,179
                                                           _____________
                                                           2,149,633,193
   Divided by the number of days in the period                        92
                                                           _____________
                                                              23,365,578

Nine months ended May 31, 1997:
   23,892,819 x shares outstanding for 30 days               716,784,570
   23,666,720 x shares outstanding for 31 days               733,668,320
   23,281,927 x shares outstanding for 30 days               698,457,810
   23,329,990 x shares outstanding for 31 days               723,229,690
   23,404,092 x shares outstanding for 31 days               725,526,852
   23,409,028 x shares outstanding for 28 days               655,452,784
   23,410,574 x shares outstanding for 31 days               725,727,794
   23,406,574 x shares outstanding for 30 days               702,197,220
   23,280,909 x shares outstanding for 31 days               721,708,179
                                                           _____________
                                                           6,402,753,219
   Divided by the number of days in the period                       273
                                                           _____________
                                                              23,453,308